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[Letterhead of Holtz Rubenstein & Co., LLP]

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in Registration Statement No. 33-29744 on Form S-3 and Registration No. 33-35816 on Form S-8 of our report dated December 1, 1995 appearing in the Water-Jel Technologies, Inc.'s annual report on Form 10-KSB for the fiscal year ended August 31, 1995.

/s/ Holtz Rubenstein & Co., LLP
HOLTZ RUBENSTEIN & CO., LLP
Melville, New York
December 12, 1995